Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SiTime Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2023, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of SiTime Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

San Jose, California

February 27, 2023